SECURITIES AND EXCHANGE COMMISSION
                                    Washington, DC 20549



                                          FORM 8-K




                                       CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                               Securities Exchange Act of 1934



              Date of Report (date of earliest event reported) October 1, 1996



                                 MDU RESOURCES GROUP, INC.
                   (Exact name of registrant as specified in its charter)



             Delaware                  1-3480          41-0423660
(State or other jurisdiction        (Commission    (I.R.S. Employer
 of incorporation)                   File Number)   Identification No.)




                     400 North Fourth Street, Bismarck, ND         58501
                   (Address of principal executive offices)     (Zip Code)




Registrant's telephone number, including area code (701) 222-7900
Item 5.  Other Events


On October 1, 1996, MDU Resources Group, Inc. issued a press release announcing that third quarter earnings will include a write down to current market price of the natural gas available under a repurchase commitment and the reversal of certain reserves for tax and other contingencies. The net effect of these items will result in a $3.7 million or 13 cents per common share net charge to third quarter earnings.


Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.  The following exhibit is filed herewith:

              (99) Press Release, dated October 1, 1996, issued by MDU Resources Group, Inc.
                                          SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MDU RESOURCES GROUP, INC.


DATE:  October 2, 1996                        By   /s/ WARREN L. ROBINSON
                                                 Warren L. Robinson
                                                 Vice President, Treasurer and
                                                   Chief Financial Officer

                                        EXHIBIT INDEX


Exhibit No.

   (99)              MDU Resources Group, Inc. Press Release